      Exhibit 10.3
TELOS CORPORATION

2016 OMNIBUS LONG-TERM INCENTIVE PLAN

          Telos Corporation, a Maryland corporation (the "Company"), sets forth herein the terms of its 2016 Omnibus Long-Term Incentive Plan (the "Plan"), as follows:

1.          PURPOSE

The Plan is intended to enhance the Company's and its Subsidiaries' ability to attract and retain highly qualified directors, officers, key employees and other persons and to motivate such persons to serve the Company and its Subsidiaries and to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Share options, Share appreciation rights, restricted Shares, restricted Share units, unrestricted Shares and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof.  Share options granted under the Plan may be Incentive Stock Options, if the Plan is approved by the Company's shareholders within 12 months after the Effective Date, or non-qualified options, as provided herein.

2.          DEFINITIONS  For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1          "Award" means a grant of an Option, Share Appreciation Right, Restricted Shares, Restricted Share Units, Unrestricted Shares or Dividend Equivalent Rights under the Plan.
2.2          "Award Agreement" means the written agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.
2.3          "Benefit Arrangement" shall have the meaning set forth in Section 15 hereof.
2.4          "Board" means the Board of Directors of the Company.
2.5          "Cause" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or a Subsidiary, (i) commission by a Participant of a felony or crime of moral turpitude; (ii) conduct in the performance of a Participant's duties which is illegal, dishonest, fraudulent or disloyal; (iii) the breach of any fiduciary duty the Participant owes to the Company; or (iv) gross neglect of duty or poor performance which is not cured by the Participant to the reasonable satisfaction of the Company within 30 days of Participant's receipt of written notice from the Company advising Participant of said gross neglect or poor performance.
2.6          "Change in Control" means an occasion upon which (i) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), other than a member of the Board of Directors or fiduciary holding securities under an employee benefit plan of the Company or a corporation controlled by the Company, acquires (either directly and/or through becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act)), directly or indirectly, securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (or has acquired securities representing 50% or more of the combined voting power of the Company's then outstanding securities during the 12-month period ending on the date of the most recent acquisition of Company securities by such person); (ii) during any period of (12) consecutive months, a majority of the members of the Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election; or (iii) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) all, or substantially all, of the Company's assets.
2.7          "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.8          "Committee" means the Company's Management Development and Compensation Committee.
2.9          "Company" means Telos Corporation.
2.10          "Corporate Transaction" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity and more than 50% of the combined voting power of all classes of stock of the surviving entity are held by persons or entities who were not shareholders or affiliates of the Company immediately prior to the transaction, (ii) a sale of substantially all of the assets of the Company to another person or entity which does not constitute a "related person" to the Company, as such term is defined in the Treasury Regulations issued in connection with Section 409A of the Code, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are shareholders or affiliates immediately prior to the transaction) owning  more than 50% of the combined voting power of all classes of Shares of the Company.
2.11          "Dividend Equivalent Right" means a right, granted to a Participant under Section 13 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
2.12          "Effective Date" means August 12, 2016, the date the Plan is approved by the Board.
2.13          "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.14          "Fair Market Value" means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith, including the use by the Board, as appropriate, of an outside consultant or adviser, and taking into account, without limitation, Section 409A of the Code.

2.15          "Family Member" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant's household (other than a tenant or employee), a Company in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent of the voting interests.
2.16          "Grant Date" means the date on which the Board or the Committee, as the case may be, approves an Award or such later date as may be specified by the Committee in situations where the Committee chooses to request that the Board ratify the grant of an Award.
2.17          "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.18          "Non-Qualified Option" means an Option that is not an Incentive Stock Option.
2.19          "Option" means an option to purchase Shares pursuant to the Plan.
2.20          "Option Price" means the exercise price for each Share subject to an Option.
2.21          "Other Agreement" shall have the meaning set forth in Section 15 hereof.
2.22          "Participant" means a person who receives or holds an Award under the Plan.
2.23          "Performance Award" means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
2.24          "Plan" means this Telos Corporation 2016 Omnibus Long-Term Incentive Plan.
2.25          "Purchase Price" means the purchase price, if any, for each Share pursuant to a grant of Restricted Shares or Unrestricted Shares.

2.26          "Restricted Share Unit" means a bookkeeping entry representing the equivalent of a Share awarded to a Participant pursuant to Section 10 hereof.
2.27          "Restricted Shares" means Shares awarded to a Participant pursuant to Section 10 hereof.
2.28          "SAR Exercise Price" means the per share exercise price of a SAR granted to a Participant under Section 9 hereof.
2.29          "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.
2.30          "Service" means service as a Service Provider to the Company or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant's change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, as the case may be, which determination shall be final, binding and conclusive.
2.31          "Service Provider" means an employee, officer or director of the Company or a Subsidiary, or a consultant or adviser currently providing services to the Company or a Subsidiary.
2.32          "Share" or "Shares" means shares of Common Stock of the Company.
2.33          "Share Appreciation Right" or "SAR" means a right granted to a Participant under Section 9 hereof.
2.34          "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.
2.35          "Substitute Awards" means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted (whether pursuant to this Plan or pursuant to any other program or contract) by the Company or a Subsidiary or by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.36          "Ten Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company, its parent or any of its Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.
2.37          "Termination Date" means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.
2.38          "Unrestricted Shares" means an Award pursuant to Section 11 hereof.

3.          ADMINISTRATION OF THE PLAN

3.1.          Board.  Subject to the delegation described in Section 3.2, below, the Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's governing documents and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's governing documents and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.          Committee.  The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the Company's governing documents and applicable law.  As of the Effective Date, the Board has delegated, until further written notice, full authority to the Committee to administer, implement and operate the Plan and to grant and interpret Awards thereunder.  If the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3.          Terms of Awards.  Subject to the other terms and conditions of the Plan, the Board or the Committee, as the case may be, shall have full and final authority to:

(i)          designate Participants,

(ii)          determine the type or types of Awards to be made to a Participant, including Substitute Awards made, inter alia, in consideration of the cancellation of prior outstanding stock options,

(iii)          determine the number of Shares to be subject to an Award,

(iv)          establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)          prescribe the form of each Award Agreement evidencing an Award, and

(vi)          amend, modify, or supplement the terms of any outstanding Award.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Participant, impair the Participant's rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Subsidiary thereof or any confidentiality obligation with respect to the Company or any Subsidiary thereof or otherwise in competition with the Company or any Subsidiary thereof, to the extent specified in such Award Agreement applicable to the participant. Furthermore, unless the Board provides otherwise in the applicable Award Agreement, the Company may annul an Award if the Participant is an employee of the Company or a Subsidiary thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.4.          Deferral Arrangement.  The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to compliance with Section 409A, where applicable, and such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents.

3.5.          No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6.          Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of Share certificates through the use of book-entry.

4.          SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of Shares available for issuance under the Plan shall be four and one-half million (4,500,000).  Shares issued or to be issued under the Plan shall be authorized but unissued Shares or issued Shares that have been reacquired by the Company. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.  If an Award (other than a Dividend Equivalent Right) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Share Appreciation Rights.

The Board shall have the right to issue Substitute Awards or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a Substitute Award, by the net increase in the number of Shares subject to Awards before and after the substitution.

5.          EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.          Effective Date.  The Plan shall be effective as of the Effective Date.

5.2.          Term.  The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in Section 5.3.

5.3.          Amendment and Termination of the Plan.  The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Company's shareholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, if the Plan is approved by the Company's shareholders within 12 months after the Effective Date, any amendment adopted after the date of shareholder approval will be contingent on subsequent approval of the Company's shareholders if the amendment would: (i) materially increase the aggregate number of Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair rights or obligations under any Award theretofore awarded under the Plan.

6.          AWARD ELIGIBILITY AND LIMITATIONS

6.1.          Service Providers and Other Persons.  Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or any Subsidiary, including any Service Provider who is an officer or director of the Company or any Subsidiary, as the Board or the Committee, as the case may be, shall determine and designate from time to time, (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.          Successive Awards and Substitute Awards.  An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original Grant Date and provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

7.          AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board or the Committee, as the case may be, shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Options or Incentive Stock Options (if applicable), and in the absence of such specification such options shall be deemed Non-Qualified Options.

8.          TERMS AND CONDITIONS OF OPTIONS

8.1.          Option Price.  The Option Price of each Option shall be fixed by the Board or the Committee, as the case may be, and stated in the Award Agreement evidencing such Option.  Except as otherwise specified in Section 8.12, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share.  In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.          Vesting.  Subject to Sections 8.3, 8.4, 8.5 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future service requirements) as shall be determined by the Board or the Committee, as the case may be, and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number.

8.3.          Term.  Except as otherwise specified in Section 8.12, each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed and stated in the Award Agreement relating to such Option (the "Termination Date").

8.4.          Termination of Service.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant's Service, except to the extent that such termination is due to death, or Change in Control of the Company or as otherwise specified in the Award Agreement, any Option held by such Participant that has not vested shall immediately be deemed forfeited and any otherwise vested Option or unexercised portion thereof shall terminate three (3) months after the date of such termination of Service, but in no event later than the date of expiration of the Option.  If a Participant's Service is terminated for Cause, the Option or unexercised portion thereof shall terminate as of the date of such termination.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, and except as otherwise specified in Section 8.12, if a Participant's Service is terminated due to death, any Option of the deceased Participant shall become fully vested and shall continue in accordance with its terms, may be exercised, to the extent of the number of Shares with respect to which he/she could have exercised the Option on the date of his/her death, by his/her estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, and shall expire on its normal date of expiration unless previously exercised.  Such provisions shall be determined in the sole discretion of the Board or the Committee, as the case may be, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.          Change in Control.  Unless otherwise provided for in an Award Agreement or in writing that is agreed to by the Participant after the Award Agreement is issued in the event of a Change in Control, a Participant's unvested Options shall become fully vested and may be exercised until their normal date of expiration.

8.6.          Limitations on Exercise of Option.  Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.7.          Method of Exercise.  An Option that is exercisable may be exercised by the Participant's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Board or the Committee, as the case may be.  Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.8.          Rights of Holders of Options.  Unless otherwise stated in the applicable Award Agreement, a Participant holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to the Participant. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.9.          Delivery of Share Certificates.  Promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a Share certificate or certificates evidencing his/her ownership of the Shares purchased upon such exercise.

8.10.          Transferability of Options.  Except as provided in Section 8.11, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant's guardian or legal representative) may exercise an Option. Except as provided in Section 8.11, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

8.11.          Family Transfers.  If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.11, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 8.11, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 8.11 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.12.          Limitations on Incentive Stock Options.  This Section 8.12 applies only if the Plan is approved by the Company's shareholders within 12 months after the Effective Date. An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant's employer and its affiliates) does not exceed $100,000. This $100,000 limitation shall be applied by taking Options into account in the order in which they were granted. If an Incentive Stock Option is granted to a Ten Percent Shareholder, then (a) the Option Price shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date; and (b) the Option shall not be exercisable after the expiration of five years from its Grant Date. Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, if an Incentive Stock Option is granted to a Participant whose Service is terminated due to death, the Incentive Stock Option shall cease to be an Incentive Stock Option upon the expiration of twelve (12) months from the date of the Participant's death and thereafter shall be a Non-Qualified Option.

9.          TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS

9.1.          Right to Payment and Grant Price.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Board or the Committee, as the case may be. The Award Agreement for an SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award.

9.2.          Other Terms.  The Board or the Committee, as the case may be, shall determine at the Grant Date or thereafter, the time or times at which and the conditions under which an SAR may be exercised (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.          TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS

10.1.          Grant of Restricted Shares or Restricted Share Units.  Awards of Restricted Shares or Restricted Share Units may be made to eligible persons.  Restricted Shares or Restricted Share Units may be awarded for no consideration (other than par value of the Shares which is deemed paid by Services already rendered).  Restricted Shares or Restricted Share Units may also be referred to as performance shares or performance share units.

10.2.          Restrictions.  At the time an Award of Restricted Shares or Restricted Share Units is made, the Board or the Committee, as the case may be, may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Shares or Restricted Share Units.  Unless a different restricted period is specified, the default restricted period shall, for an employee be three (3) years with respect to which twenty-five percent (25%) of the Shares shall be vested upon the Grant Date and twenty-five percent (25%) of the Shares related to such Award shall become nonforfeitable or vest on each of the first three (3) anniversaries of the Grant Date, and shall, for a Director be the period for which such Director continues to serve as a Director.  Each Award of Restricted Shares or Restricted Share Units may be subject to a different restricted period.  The Board or the Committee, as the case may be, may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance conditions, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 14.1.  Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed with respect to such Restricted Shares or Restricted Share Units.  Each Participant may designate a beneficiary for the Restricted Shares or Restricted Share Units awarded to him or her under the Plan.  If a Participant fails to designate a beneficiary, the Participant shall be deemed to have designated his or her estate as his or her beneficiary.

10.3.          Restricted Shares Certificates.  The Company shall issue, in the name of each Participant to whom Restricted Shares has been granted, Share certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board or the Committee, as the case may be, may provide in an Award Agreement that either (i) the Company shall hold such certificates for the Participant's benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Participant, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.          Rights of Holders of Restricted Shares.  Unless otherwise provided for in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.5.          Rights of Holders of Restricted Share Units.

10.5.1.          Dividend Rights.  Unless the Board otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Company. The Award Agreement evidencing a grant of Restricted Share Units may provide that the holder of such Restricted Share Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Share Unit held equal to the per-share dividend paid on the Shares in accordance with Section 13.

10.5.2.          Creditor's Rights.  A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.          Termination of Service.  Unless otherwise provided for in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Participant's Service, any Restricted Shares or Restricted Share Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, except to the extent that such termination is due to death or Change in Control of the Company or as otherwise specified in the Award Agreement.  Further, the Award Agreement may specify that the vested portion of the Award shall continue to be subject to the terms of any applicable transfer or other restriction.  Upon forfeiture of Restricted Shares or Restricted Share Units, the Participant shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

10.7.        Purchase of Restricted Shares.  If a Participant receives an Award consisting of Restricted Shares and the Participant subsequently satisfies the conditions necessary to enable the Participant to retain the Restricted Shares, for purposes of satisfying any corporate law requirement to demonstrate that the Company has received consideration in return for such Restricted Shares at least equal to the par value of such Restricted Shares, the Participant may be deemed, in the discretion of the Board or the Committee, as the case may be, to have provided consideration to the Company in an amount equal to the aggregate par value of such Restricted Shares through the performance of past Services to the Company or a Subsidiary.

10.8.          Delivery of Share.  Except as otherwise specified with respect to a particular Award of Restricted Shares, within thirty (30) days of the expiration or termination of the restricted period, a certificate or certificates representing all Shares relating to such Award which have not been forfeited shall be delivered to the Participant or to the Participant's beneficiary or estate, as the case may be.   Except as otherwise specified with respect to a particular Award of Restricted Share Units, within thirty (30) days of the satisfaction of the vesting criterion applicable to such Award, a certificate or certificates representing all Shares relating to such Award which have vested shall be issued or transferred to the Participant.

11.          TERMS AND CONDITIONS OF UNRESTRICTED SHARES AWARDS

The Board or the Committee, as the case may be, may, in its sole discretion, grant (or sell at par value or such other higher purchase price as it may determine) an Unrestricted Shares Award to any Participant pursuant to which such Participant may receive Shares free of any restrictions ("Unrestricted Shares") under the Plan. Unrestricted Shares Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Participant.

12.          FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

12.1.          General Rule.  Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.

12.2.          Surrender of Shares.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.          Cashless Exercise.  With respect to an Option only to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board or the Committee, as the case may be), of an irrevocable direction to a registered securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.          Other Forms of Payment.  To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules.

13.          TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.          Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Participant. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

13.2.          Termination of Service.  Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Participant's rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant's termination of Service for any reason.

14.          TERMS AND CONDITIONS OF PERFORMANCE AWARDS

14.1.          Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such corporate or individual performance conditions as may be specified by the Board or the Committee, as the case may be. The Board or the Committee, as the case may be, may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

14.2.          Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards.

15.          PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a "Benefit Arrangement"), if the Participant is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Shares or Restricted Share Units held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all

Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment will be reduced as follows:

(a)          amounts that do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and

(b)          all other amounts will then be reduced as follows: (I) cash payments will be reduced before noncash payments; and (II) payments to be made on a later payment date will be reduced before payments to be made on an earlier payment date.

16.          REQUIREMENTS OF LAW

16.1.          General.  The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such  shares unless the Company has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.          Rule 16b-3.  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board or the Committee, as the case may be, may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.          EFFECT OF CHANGES IN CAPITALIZATION

17.1.          Changes in Shares.  If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of Shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of Shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per Share.  The conversion of any convertible securities of the Company shall not be treated as an increase in Shares affected without receipt of consideration.  Notwithstanding the foregoing, in the event of any distribution to the Company's shareholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in shares of common stock of the Company) without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of Shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.

17.2.          Reorganization in which the Company is the Surviving Entity.  Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 17.2, Restricted Share Units shall be adjusted so as to apply to the securities that a holder of the number of Shares subject to the Restricted Share Units would have been entitled to receive immediately following such transaction.

17.3.          Corporate Transaction.  Subject to the exceptions set forth in the last sentence of this Section 17.3, the last sentence of Section 17.4 and the requirements of Section 409A of the Code:

(i) upon the occurrence of a Corporate Transaction, all outstanding Options and Restricted Shares shall be deemed to have vested, and all Restricted Share Units shall be deemed to have vested and the Shares subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Shares, Restricted Share Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value, in the case of Restricted Shares or Restricted Share Units, equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per Share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.  This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Shares and Restricted Share units theretofore granted, or for the substitution for such Options, SARs, Restricted Shares and Restricted Share Units for new options, SARs, restricted share and restricted shares units relating to the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Shares and Restricted Share Units theretofore granted shall continue in the manner and under the terms so provided.

17.4.          Adjustments.  Adjustments under this Section 17 related to Shares or other securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.  The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Restricted Shares and Restricted Share Units, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the Grant Date, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.          No Limitations on Company.  The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.          GENERAL PROVISIONS

18.1.          Disclaimer of Rights.  No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a trustee, officer, consultant or employee of the Company or a Subsidiary. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in Company or escrow for payment to any Participant or beneficiary under the terms of the Plan.

18.2.          Non-exclusivity of the Plan.  Neither the adoption of the Plan nor the submission of the Plan to the Company's shareholders for approval at the Board's discretion shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan.

18.3.          Withholding Taxes.  The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold Shares otherwise issuable to the Participant or (ii) by delivering to the Company or the Subsidiary Shares already owned by the Participant. The Shares so delivered or withheld may have an aggregate Fair Market Value up to the maximum amount allowed for equity instruments for financial accounting purposes. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 18.3 may satisfy his/her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

18.4.          Captions.  The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.          Other Provisions.  Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.          Number and Gender.  With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.          Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.          Governing Law.  The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.          Section 409A of the Code.  The Board intends to comply with Section 409A of Code ("Section 409A"), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Participant would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation arrangements pursuant to Section 409A, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of August 12, 2016, the Company has caused its authorized officer to execute the Plan.

Telos Corporation

/s/ Helen M. Oh
Helen M. Oh
Corporate Secretary